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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-65454 of PDVSA Finance Ltd. and Petroleos de Venezuela, S.A. on Form F-3, of our report dated March 20, 2003 appearing in this Annual Report on Form 10-K/A of PDV America, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP


Tulsa, Oklahoma
December 8, 2003